SUN WORLD PARTNERS INC.

436-35th Avenue N.W.,

Calgary, Alberta, Canada

T2K 0C1

February 22, 2008

H Pay Card Ltd.

c/o 1530 9th Ave S.E.

Calgary, Alberta T2G 0T7

Attn:  Tom Zapitanas

Dear Mr. Zapitanas:

Re:

Proposed Business Combination between Sun World Partners Inc.

and H Pay Card Ltd.

We submit for your consideration a proposal, made on the terms and subject to the conditions set forth and embodied in this Letter of Intent, relating to the exchange of all of the outstanding shares of H Pay Card Ltd. (“H PAY”) for the shares described below of Sun World Partners Inc. (“SUWO”)(the “Exchange).  SUWO and H PAY to be referred to at times hereinafter as the Parties

1.

Authorized and Outstanding Securities of SUWO.  SUWO will, at the date hereof and at the Closing of the Exchange, be a publicly traded company in the United States with common stock that trades on the Electronic Bulletin Board.  At the Closing of the Exchange, SUWO will be a fully reporting company with securities registered under Section 12 of the U.S. Securities Exchange Act of 1934, as amended, and SUWO will be current with all such reports.  SUWO is currently authorized to issue a total of 75,000,000 shares of common stock (the “SUWO Common Stock”).  In connection with the Closing of the Exchange, SUWO will have outstanding not more than 3,750,000 shares of SUWO Common Stock after giving effect to the transfer of 5,000,000 shares of SUWO Common Stock to SUWO by Kimberley Coonfer as to 3,750,000 shares; Caribbean Overseas Investments Ltd. as to 1,250,000 shares (“Purchasers”) for all the issued and outstanding shares of Tiempo de Mexico Ltd.  (“Tiempo”) as set forth in Section 3(a)(2) below, exclusive of the shares to be issued in the Exchange with the shareholders of H PAY as set forth in Section 2 below.  SUWO has and will at Closing of the Exchange have outstanding no other options, warrants or other rights that are exercisable to  purchase, or convertible into, SUWO Common Stock or any other securities of SUWO.

2.

Authorized and Outstanding Securities of H PAY.  H PAY is currently authorized to issue an unlimited number of shares of its common stock (“H PAY Common Stock”) and an unlimited number of Preferred shares.  H PAY will at the time of the Closing of the Exchange have 12,000,000 shares of H PAY Common Stock outstanding (the “H PAY Outstanding Shares”) that will be transferred to SUWO in exchange for 12,000,000 shares of SUWO Common Stock as set forth in 3(a) below.  H PAY has and will at the Closing of the Exchange have outstanding no options, warrants or other rights that are exercisable to purchase, or convertible into, H PAY Common Stock or any other securities of H PAY.

3.

Issuance and Delivery of SUWO Stock in Exchange for H PAY Stock.

(a)

In connection with the Closing of the Exchange, SUWO shall (1) authorize the change of the name of SUWO to such other name as shall be determined by H PAY, (2) transfer to the Purchasers all of the issued and outstanding shares of Tiempo as well as all the liabilities of SUWO related thereto as of the date of Closing of the Exchange in exchange for the 5,000,000 Shares of SUWO Common Stock currently owned by the Purchasers.  At the Closing of the Exchange, SUWO will issue and cause to be delivered to all of the then stockholders of H PAY (“H PAY Stockholders”) a total of 12,000,000 shares of SUWO Common Stock in exchange for all of the H PAY Outstanding Shares.  The shares of SUWO Common Stock shall be issued to the H PAY Stockholders in proportion to their ownership of the H PAY Outstanding Shares.

(b)

The Closing of the Exchange shall be subject to the satisfaction or waiver of all conditions to consummation of the Exchange, the purchase of the Tiempo shares by the Purchasers in exchange for the 5,000,000 shares of SUWO Common Stock.  The capitalization of SUWO after the Closing of the Exchange is attached as Annex A to this Letter of Intent.

(c)

None of the SUWO Common Stock issued in the Exchange will be registered, but rather will constitute “restricted securities” as defined under the Securities Act of 1933, as amended.  None of the holders of the H PAY Shares possess rights to obtain the registration of the H PAY Shares or the SUWO Common Stock issued in the Exchange therefore.  None of the SUWO stockholders has the right to require SUWO to file a registration statement to register any of their shares.  This does not affect the status of any outstanding SUWO Common Stock held by SUWO stockholders.

4.

Formal Agreement.  As soon as shall be reasonably practicable after acceptance of this Letter of Intent, SUWO, H PAY, and the H PAY Stockholders will enter into a formal agreement with respect to the Exchange (the “Exchange Agreement”).  Consistent with and subject to fiduciary duties imposed on their respective boards of directors, SUWO and  Tom Zapatinas as the H PAY Sole Director and Officer shall use their best efforts to cause the Agreement to be approved and ratified by their respective boards of directors.  The H PAY Sole Director and Officer will use his commercially reasonable best efforts to obtain H PAY stockholder approvals of the Exchange as soon as reasonably practicable and consistent with completion of due diligence and execution of the Exchange Agreement.  All of the foregoing approvals, consents and votes (in whatever capacity and by all parties) shall be subject to the satisfaction or waiver of all conditions precedent set forth in the Exchange Agreement.  Should the Exchange Agreement not be ratified and signed within 60 days of the date that the last of H PAY and SUWO sign this Letter of Intent, then the proposed business combination expires with no claim by either party against the other, unless an extension is agreed to by both parties in writing.

5.

Exchange Agreement.  The Exchange Agreement will, among other things:

(a)

set forth certain representations and warranties of SUWO and H PAY with respect to financial statements, assets, liabilities, compliance with applicable law, absence of undisclosed or contingent liabilities, and such further representations or warranties of SUWO or H PAY as are customary and as the Parties may mutually agree, all representations and warranties to survive the Closing of the Exchange for a period of 12 months;

(b)

memorialize as of the date hereof, the agreement of the Parties to manage their respective companies to pursue the best interests of their respective companies and not for the personal interest of the individual or individuals undertaking the activities;

(c)

provide that the Closing of the Exchange shall occur immediately after the effective date of the Exchange Agreement, and the implementation, of the matters described in Section 4 hereof, subject to reasonable extensions for satisfaction of contingencies and obtaining necessary approvals, all of which shall be set forth in the Exchange Agreement;

(d)

provide for the receipt by SUWO from the H PAY Stockholders of customary representations and warranties that (1) all of the securities received by them will be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof, together with other customary investment representations reasonably satisfactory to SUWO, (2) confirm their record and beneficial ownership of all of the outstanding H PAY capital stock, and (3) confirm their conveyance of such ownership to SUWO in exchange for the Shares to be issued in the Exchange;

(e)

provide for the termination or abandonment of the Exchange Agreement at any time prior to the Closing of the Exchange:

(i)

by consent of all of the Parties thereto;

(ii)

by SUWO, if there has been a material misrepresentation, material breach of warranty, or material breach of covenant on the part of H PAY in the representations, warranties or covenants set forth in the Agreement;

(iii)

by H PAY or the H PAY Principal Stockholder, if there has been a material misrepresentation, material breach of warranty, or material breach of covenant on the part of SUWO in the representations, warranties and covenants set forth in the Exchange Agreement;

(iv)

by SUWO, H PAY or the H PAY Principal Stockholder, if the Closing of the Exchange shall not have occurred within a specified period after execution of the Exchange Agreement, subject to any negotiated extensions and subject to the obligation of the terminating party to have exercised its commercially reasonable best efforts to conclude the Exchange;

(v)

by SUWO if in its reasonable opinion and that of its counsel, the Exchange does not qualify for exemption from registration under applicable federal and state securities laws;

(vi)

by SUWO, H PAY, or the H PAY Principal Stockholder if any of such Parties shall determine in its sole discretion that the Exchange has become inadvisable or impracticable by reason of the institution or threat by state, local, or federal governmental authorities or by any other person of material litigation or proceedings concerning the Exchange against any party (it being understood and agreed that a written request by governmental authorities for information with respect to the Exchange, which information could be used in connection with such litigation or proceedings, may be deemed to be a threat of material litigation or proceedings regardless of whether such request is received before or after the signing of the Agreement);

(vii)

by either party if the business or assets or financial condition of the other party, taken as a whole, have been materially and adversely affected, whether by the institution of litigation, regulatory proceedings  or by reason of material adverse change or material adverse developments in the operations or business of such other party;

(f)

contain representations by the respective H PAY Stockholders that their respective stock of H PAY is owned by that H PAY Stockholder free and clear of any liens, claims, options, or other encumbrances known to that stockholder;

(g)

provide as a condition to the Closing of the Exchange, that SUWO, H PAY, and the H PAY Principal Stockholder, acting through their own management personnel, counsel, accountants or other representatives, as designated by them, shall have completed due diligence concerning the other party and each party shall be satisfied in their sole discretion with the results of such due diligence prior to executing the Exchange Agreement or within a period of 15 days thereafter.  At the end of such 15 day period, if neither party notifies the other of its failure to be satisfied with the results of such examination and investigation, this condition to Closing shall by its terms be deemed satisfied or waived without further action by the Parties;

(h)

provide as a condition to the Closing of the Exchange, that Kimberley Coonfer and Greg Coonfer shall resign his or her respective positions by tendering written resignations, with such resignations to be effective as of the Closing of the Exchange; and

(i)

provide that, from and after the date hereof, none of SUWO, H PAY, their officers, directors, or representatives, nor the H PAY Principal Stockholder, may discuss or negotiate with any other corporation, firm or person, or entertain or consider any inquiries or proposals relating to the possible disposition of their shares of capital stock of their companies, or their assets, and each of them will cause their respective companies to conduct business only in the ordinary course.  Notwithstanding the foregoing, each party shall be free to engage in activities mentioned in the preceding sentence which are designed to further the Exchange.  The standstill described above shall be in effect commencing on the date hereof and shall remain in effect for a period of 60 days hereafter, or until the Letter of Intent expires, which will also be 60 days after the date that H PAY and SUWO sign this Letter of Intent.

6.

Finder.  The Parties acknowledge that no finder was or is engaged by either party, and neither party has any obligation to any finder, consultant or similar service provider in connection with the negotiation or execution hereof or with respect to the Exchange.

7.

Purchase and Sale of Tiempo.  The Exchange Agreement shall provide that the Purchasers shall purchase on the date of the Closing of the Exchange, immediately following the Exchange, all of the issued and outstanding shares of Tiempo and shall assume all of Tiempo’s liabilities related thereto as of the time of Closing of the Exchange, and that in exchange for such transfer, the Purchasers shall transfer to SUWO 5,000,000 shares of SUWO Common Stock owned by the Purchasers, (the “Asset Purchase Agreement”).  The Asset Purchase Agreement between the Purchasers and SUWO shall be satisfactory in all respects to H PAY and shall include provisions for the escrow of the Tiempo Shares and the stock certificate and stock power, duly executed for transfer to SUWO, of the 5,000,000 shares of SUWO Common Stock, so that such transfer shall be effected at the Closing of the Exchange immediately after the Exchange without any further actions or approvals of the Purchasers.

8.

Press Releases.  The Parties agree that any publicity releases or press releases prior to the date of the closing of the Exchange concerning the transactions described herein may be made so long as both SUWO and H PAY mutually approve and agree to such releases.  The Parties also agree that a release will be made at the time of signing both this Letter of Intent and the Exchange Agreement and a Form 8-K also will be filed within four business days of the signing of each document.

9.

Confidentiality.  After the date hereof, each party shall furnish such information as shall be requested by the other as to, without limitation, its business, operations, operating results and financial condition, and management, pursuant to the terms of a Confidentiality Agreement between the Parties and dated of even date herewith.  The Confidentiality Agreement does not apply to the terms of the Exchange and the other terms set forth in this Letter of Intent.  The Confidentiality Agreement is incorporated by reference into this Letter of Intent as if more fully set forth herein.  In the event of any conflict between this Letter of Intent and the Confidentiality Agreement, the terms of the Confidentiality Agreement shall control, except as outlined in Section 9 of this Letter of Intent.

If this Letter of Intent is agreeable to you, and you are prepared to accept it, please so indicate in the space below, and return the same to the undersigned.  This proposal may be executed in counterparts.  It is understood and agreed that this is only a Letter Of Intent which is not binding upon the Parties, and may be canceled or terminated without liability by either of the Parties prior to execution of the Exchange Agreement, except with respect to the obligations described in Section 9 above, which shall survive any such cancellation or termination.  This Letter of Intent supersedes all other prior oral or written letters or other expressions of intent between the parties.

Very truly yours,

SUNWORLD PARTNERS INC.

By:/s/ Ron Lizee

      Ron Lizee, Director

Accepted this

5th day of March, 2008:

H PAY CARD LTD.

By:/s/ Tom Zapatinas

Tom Zapatinas, President, and

Director

ANNEX A

Post-Closing Capitalization

Of

SAMOYED ENERGY CORP.

Number of Shares
Current SUWO Shareholders	8,750,000
Less: Shares Exchanged by Purchasers	(5,000,000)

Current SUWO Shareholders after Exchange	3,750,000
Plus: Shares Issued to Current H PAY Shareholders	12,000,000

Total Shares Outstanding	15,750,000